Exhibit 21.1

APARTMENT INVESTMENT AND MANAGEMENT COMPANY ENTITIES

As of 12/31/2024

Entity	Jurisdiction
1001 Brickell Bay Drive, LLC	Delaware
1001 Brickell Holdings, LLC	Delaware
1001 Brickell Owner, LLC	Delaware
1001 Brickell US, LLC	Delaware
1691-1695 2ND Avenue, LLC	Delaware
2200 GRACE OWNER, LLC	Delaware
234-236 East 88th, LLC	Delaware
450 NE 9th Holding LLC	Delaware
450 NE 9th Owner LLC	Delaware
510 34th LLC	Delaware
550 NE 9th Holding LLC	Delaware
550 NE 9th Owner LLC	Delaware
560 NE 34TH St Holdco, LLC	Delaware
560 NE 34TH St Holdings JV, LLC	Delaware
560 NE 34TH ST, LLC	Delaware
901 N Federal Holding LLC	Delaware
901 N Federal Owner LLC	Delaware
AA PURSUIT VENTURE, LLC	Delaware
AF Hotel Parcel Lessee, LLC	Delaware
AF Hotel Parcel Lessor, LLC	Delaware
AF Hotel Parcel Opportunity Zone Business, LP	Delaware
AHOTB 555 NE HOLDCO LLC	Delaware
AHOTB 555 NE, LLC	Delaware
AHOTB Holding, LLC	Delaware
AHOTB REIT Corp	Delaware
AIMCO 173 East 90th Street, LLC	Delaware
AIMCO 237 Ninth Avenue, LLC	Delaware
AIMCO BEITEL HOLDINGS LLC	Delaware
AIMCO BROWARD BOULEVARD I LLC	Delaware
AIMCO BROWARD BOULEVARD II LLC	Delaware
AIMCO Casa Del Mar TIC, LLC	Delaware
AIMCO Casa Del Norte GP, LLC	Delaware
Aimco Development Company, LLC	Delaware
AIMCO ELM CREEK TOWNHOMES FOUR, LLC	Delaware
Aimco Elm Creek Townhomes Three, LLC	Delaware
AIMCO ELM CREEK, L.P.	Delaware
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	Delaware
AIMCO Hermosa Terrace GP, LLC	Delaware
AIMCO Hermosa Terrace LP, LLC	Delaware

Exhibit 21.1

AIMCO Hillmeade, LLC	Delaware
AIMCO Hyde Park Tower, L.L.C.	Delaware
AIMCO INVESTMENT COMPANY, LLC	Delaware
Aimco JO Intermediate Holdings, LLC	Delaware
Aimco JO TRS Holdings, LLC	Delaware
AIMCO La Jolla Terrace GP, LLC	Delaware
AIMCO La Jolla Terrace LP, LLC	Delaware
AIMCO Milan, LLC	Delaware
Aimco OP GP, LLC	Delaware
Aimco OP L.P.	Delaware
Aimco Park and 12th, LLC	Delaware
AIMCO Pathfinder Village Apartments GP, LLC	Delaware
Aimco Pathfinder Village Apartments, L.P.	Delaware
Aimco REIT Sub, LLC	Delaware
AIMCO ROYAL CREST – NASHUA, L.L.C	Delaware
AIMCO STRATHMORE SQUARE GP PHASE I, LLC	Delaware
AIMCO STRATHMORE SQUARE GP PHASE II, LLC	Delaware
AIMCO STRATHMORE SQUARE LP PHASE I, LLC	Delaware
AIMCO STRATHMORE SQUARE LP PHASE II, LLC	Delaware
AIMCO Warwick, L.L.C.	Delaware
AIMCO WEXFORD VILLAGE II, L.L.C.	Delaware
Aimco Wexford Village, L.L.C.	Delaware
AIMCO Yacht Club at Brickell, LLC	Delaware
AIMCO Yorktown, L.P.	Delaware
AIVUP JV Holdings Member, LLC	Delaware
Ambassador GP Holdings, LLC	Delaware
AmReal Corporation	South Carolina
APARTMENT INVESTMENT AND MANAGEMENT COMPANY	Maryland
AUP JV Holdings, LLC	Delaware
AUP JV Member, LLC	Delaware
BENSON HOTEL OPERATIONS, LLC	Delaware
BIOSCIENCE FOUR, LLC	Delaware
Brickell Bay Miami REIT Corp.	Delaware
Brickell Bay Tower Inc.	Delaware
Brickell Bay Tower Ltd	Bahamas
Campus GP Holdings, LLC	Delaware
Casa Del Norte a Limited Partnership	California
CCIP Plantation Gardens, L.L.C.	Delaware
Church Street Associates Limited Partnership	Illinois
EDGEWATER PHASE 2 HOLDINGS, LLC	Delaware
EDGEWATER PHASE 3 HOLDINGS, LLC	Delaware
FITZSIMONS PHASE FOUR, LLC	Delaware
HERMOSA TERRACE A LIMITED PARTNERSHIP	California
James-Oxford Limited Partnership	Maryland

Exhibit 21.1

K-A 200 and 520 Broward JV LLC	Delaware
K-A 300 Broward JV LLC	Delaware
LA Canyon Terrace QRS, Inc.	Delaware
LA Indian Oaks QRS, Inc.	Delaware
LA JOLLA TERRACE, A LIMITED PARTNERSHIP	California
M & P Development Company	Pennsylvania
NARDWARE PROPERTIES LLC	Delaware
National Corporation for Housing Partnerships	District of Columbia
New GP Holdings, LLC	Delaware
New J-O GP Holdings, LLC	Delaware
NHP Partners Two Limited Partnership	Delaware
NP Bank Lofts Associates, L.P.	Colorado
Real Estate Technology Ventures, II, L.P.	Delaware
Real Estate Technology Ventures, L.P.	Delaware
RET Ventures SPV 1, L.P.	Delaware
Royal Crest Estates (Marlboro), L.L.C.	Delaware
Silversmith Road, LLC	Delaware
St. George Villas Limited Partnership	South Carolina
STRATHMORE SQUARE JV 1, LLC	Delaware
STRATHMORE SQUARE JV 2, LLC	Delaware
STRATHMORE SQUARE SERVICES JV 1, LLC	Delaware
The National Housing Partnership	District of Columbia
TIBURON LESSEE, LLC	Delaware
Upton Place East LLC	Delaware
Upton Place Holdings, LLC	Delaware
Upton Place JV LLC	Delaware
Upton Place West LLC	Delaware
Waterford Village, L.L.C.	Delaware
Williamsburg Limited Partnership	Illinois